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Exhibit 99.13

EXECUTION COPY

INTERCREDITOR AGREEMENT

Dated as of

July 5, 2001

BY AND AMONG

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
NATIONAL ASSOCIATION,

not in its individual capacity
but solely as Trustee under the
Northwest Airlines 2001-2A E-EETC Pass Through Trust and
Northwest Airlines 2001-2B E-EETC Pass Through Trust

CDC FINANCE—CDC IXIS,
as Class A Primary Liquidity Provider
and
as Class B Primary Liquidity Provider,

CDC Financial Products Inc.,
as Class A Above-Cap Liquidity Provider
and
as Class B Above-Cap Liquidity Provider

AND

STATE STREET BANK AND TRUST COMPANY

not in its individual capacity except
as expressly set forth herein but
solely as Subordination Agent and trustee hereunder

SCHEDULE 1—Capped LIBOR

SCHEDULE 2.2(b)

EXHIBIT A—Form of Assignment and Assumption Agreement

EXHIBIT B—Form of Legal Opinions

ii

INTERCREDITOR AGREEMENT

        INTERCREDITOR AGREEMENT dated as of July 5, 2001, by and among STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("State Street of Connecticut"), not in its individual capacity but solely as Trustee of each Trust (each as defined below), CDC FINANCE-CDC IXIS ("CDC IXIS"), a société anonyme organized under the laws of France, as Class A Primary Liquidity Provider and Class B Primary Liquidity Provider; CDC FINANCIAL PRODUCTS INC. ("CDCFP"), a corporation organized under the laws of the State of Delaware, as Class A Above-Cap Liquidity Provider and Class B Above-Cap Liquidity Provider and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "Subordination Agent").

        WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

        WHEREAS, pursuant to each Indenture, Northwest will issue on a recourse basis up to three series of Equipment Notes to finance the purchase of the related Aircraft;

        WHEREAS, pursuant to the Financing Agreements, each Trust will acquire Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust;

        WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a "Class") bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

        WHEREAS, pursuant to the Pass Through Purchase Agreement (as defined below), the Initial Purchasers propose to purchase the Class A Certificates and Class B Certificates issued by the Class A Trust and Class B Trust, respectively, in the aggregate face amount set forth opposite the name of each such Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

        WHEREAS, the Class A Primary Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class A Certificates, the Class B Primary Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class B Certificates, the Class A Above-Cap Liquidity Provider proposes to enter into an irrevocable interest rate cap agreement relating to the Class A Certificates, and the Class B Above-Cap Liquidity Provider proposes to enter into an irrevocable interest rate cap agreement relating to the Class B Certificates, in each case with the Subordination Agent, as agent for the Trustee of the applicable Trust, respectively, for the benefit of the Certificateholders of such Trust;

        WHEREAS, it is a condition precedent to the obligations of the Initial Purchasers under the Pass-Through Purchase Agreement that the Subordination Agent, the Trustees and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement; and

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1.    Definitions.    For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1)   the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2)   all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

          (3)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

          (4)   the term "including" shall mean "including without limitation".

          "Above-Cap Account" means the Class A Above-Cap Account or the Class B Above-Cap Account, as applicable.

          "Above-Cap Cash Collateral Account" means the Class A Above-Cap Cash Collateral Account or the Class B Above-Cap Cash Collateral Account, as applicable.

          "Above-Cap Liquidity Facility" means the Class A Above-Cap Liquidity Facility or the Class B Above-Cap Liquidity Facility, as applicable.

          "Above-Cap Liquidity Guarantor" means CDC IXIS, as guarantor of the obligations of the Above-Cap Liquidity Provider under the Above-Cap Liquidity Facilities.

          "Above-Cap Liquidity Provider" means the Class A Above-Cap Liquidity Provider or the Class B Above-Cap Liquidity Provider, as applicable.

          "Above-Cap Payment" has the meaning assigned to such term in Section 3.6(a).

          "Above-Cap Withdrawal" has the meaning assigned to such term in Section 3.6(a).

          "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, the declaration or deemed declaration of such amounts to be immediately due and payable. "Accelerate," "accelerated" and "accelerating" have meanings correlative to the foregoing.

          "Additional Payment" means the payment of any Break Amount and/or Prepayment Premium in respect of the Equipment Notes.

          "Adjusted Expected Distributions" means with respect to the Certificates of any Class on any Current Distribution Date the sum of (x) the amount of accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits related to such Trust) plus (y) the greater of:

            (A)  the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes except to the extent monies are received as a result of such Acceleration) and has been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust which have been sold pursuant to the terms hereof have been paid in full and such payments have been distributed to the holders of such Certificates but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust) and

            (B)  the amount, if any, by which (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, exceeds (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

          provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) above shall not be applicable.

          For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Adjusted Expected Distributions.

          "Advance", with respect to any Primary Liquidity Facility, means any Advance as defined in such Primary Liquidity Facility.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

          "Aircraft" means, with respect to any Indenture, the "Aircraft" referred to therein.

          "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

          "Appraisers" means Aircraft Information Services, Inc., AvSolutions and Morten Beyer and Agnew, Inc.

          "Arabella" means Arabella Funding, Limited, a commercial paper conduit sponsored by Bayerische Hypo-und Vereinsbank AG.

          "Break Amount" shall have the meaning set forth in the Indentures.

          "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Minneapolis, Minnesota, Boston, Massachusetts, Paris, France, The Republic of Germany, or Luxembourg, Luxembourg or, for so long as there are any unused Deposits, Chicago, Illinois or Salt Lake City, Utah. Solely with respect to draws under any Liquidity Facility, Business Day shall also include a "Business Day" as defined in such Liquidity Facility.

          "Capped Interest Rate" means, at any time, (i) with respect to the Class A Certificates, Capped LIBOR at such time plus 0.48% per annum, and (ii) with respect to the Class B Certificates, Capped LIBOR at such time plus 0.80% per annum; provided, that, if the Company receives a notice from (x) LMA, in the form of Exhibit E to the Note Purchase Agreement certifying that it has transferred all of its right, title and interest in any of the Class B Certificates held by it or (y) from Elektra in the form of Exhibit F to the Note Purchase Agreement certifying that the source of funding for the purchase and holding of the Class B Certificates held by Elektra has ceased to be commercial paper issued by Arabella, then, effective on the first date that any such notice shall be deemed effective under Section 6 of the Note Purchase Agreement, the Capped Interest Rate with respect to the Class B Certificates at any time shall mean Capped LIBOR at such time plus 1.05% per annum as provided in Section 5(a)(i) of the Note Purchase Agreement; provided, further, that, (A) in the event that a notice described in clause (x) above shall have been received, and the Company subsequently receives a notice from LMA in the form of Exhibit G to the Note Purchase Agreement, certifying that all of the right, title and interest in all of the Class B Certificates previously transferred by LMA shall have been transferred back to LMA and (B) in the event that a notice described in clause (y) above shall have been received, and the Company subsequently receives a notice from Elektra in the form of Exhibit H to the Note Purchase Agreement certifying that the source of funding for the purchase and holding of the Class B Certificates held by Elektra has resumed being commercial paper issued by Arabella, then, effective on the date that both such notices (or, if only clause (A) or (B) shall be applicable, then effective on the date of the notice under the applicable clause) shall be deemed effective under Section 6 of the Note Purchase Agreement, the Capped Interest Rate with respect to the Class B Certificates at any time shall mean Capped LIBOR at such time plus 0.80% per annum as provided in Section 5(a)(i) of the Note Purchase Agreement.

          "Capped LIBOR" means, at any time, the rate per annum applicable at such time as set forth on Schedule 1 hereto.

          "Cash Collateral Account" means the Class A Primary Cash Collateral Account, the Class A Above-Cap Cash Collateral Account, the Class B Primary Cash Collateral Account or the Class B Above-Cap Cash Collateral Account, as applicable.

          "CDC IXIS" has the meaning assigned to such term in the preamble to this Agreement.

          "CDCFP" has the meaning assigned to such term in the recital of parties to this Agreement.

          "Certificate" means a Class A Certificate or a Class B Certificate, as applicable.

          "Certificateholder" means any holder of one or more Certificates.

          "Class" has the meaning assigned to such term in the preliminary statements to this Agreement.

          "Class A Above-Cap Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class A Above-Cap Liquidity Facility pursuant to Section 3.6(a) shall be deposited.

          "Class A Above-Cap Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class A Above-Cap Liquidity Facility pursuant to Section 3.6(f) shall be deposited.

          "Class A Above-Cap Liquidity Facility" means, initially, the ISDA Master Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class A Trust, and the initial Class A Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class A Certificates, and, from and after the replacement of such ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Class A Above-Cap Liquidity Provider" means CDCFP, together with any Replacement Above-Cap Liquidity Provider which has issued a Replacement Above-Cap Liquidity Facility to replace any Class A Above-Cap Liquidity Facility pursuant to Section 3.6(c)(ii).

          "Class A Certificateholder" means, at any time, any holder of one or more Class A Certificates.

          "Class A Certificates" means the certificates issued by the Class A Trust, substantially in the form of Exhibit A to the Class A Trust Agreement, and authenticated by the Class A Trustee, representing fractional undivided interests in the Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class A Trust Agreement.

          "Class A Primary Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Primary Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

          "Class A Primary Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, by and between the Subordination Agent, as agent and trustee of the Class A Trustee, and the initial Class A Primary Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Class A Primary Liquidity Provider" means CDC IXIS, together with any Replacement Primary Liquidity Provider which has issued a Replacement Primary Liquidity Facility to replace the Class A Primary Liquidity Facility pursuant to Section 3.6(e).

          "Class A Trust" means Northwest Airlines 2001-2A E-EETC Pass Through Trust created and administered pursuant to the Class A Trust Agreement.

          "Class A Trust Agreement" means the Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2001-2A thereto dated as of the date hereof, by and among Northwest, the Guarantor and the Trustee, governing the creation and administration of the Class A Trust and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Class A Trustee" means State Street of Connecticut, not in its individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as trustee under the Class A Trust Agreement, together with any successor trustee appointed pursuant thereto.

          "Class B Above-Cap Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class B Above-Cap Liquidity Facility pursuant to Section 3.6(a) shall be deposited.

          "Class B Above-Cap Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class B Above-Cap Liquidity Facility pursuant to Section 3.6(f) shall be deposited.

          "Class B Above-Cap Liquidity Facility" means, initially, the ISDA Master Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class B Trust, and the initial Class B Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class B Certificates, and, from and after the replacement of such ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Class B Above-Cap Liquidity Provider" means CDCFP, together with any Replacement Above-Cap Liquidity Provider which has issued a Replacement Above-Cap Liquidity Facility to replace any Class B Above-Cap Liquidity Facility pursuant to Section 3.6(c)(ii).

          "Class B Primary Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Primary Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

          "Class B Certificateholder" means, at any time, any holder of one or more Class B Certificates.

          "Class B Certificates" means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing fractional undivided interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

          "Class B Primary Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, by and between the Subordination Agent, as agent and trustee of the Class B Trustee, and the initial Class B Primary Liquidity Provider, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Class B Primary Liquidity Provider" means CDC IXIS, together with any Replacement Primary Liquidity Provider which has issued a Replacement Primary Liquidity Facility to replace the Class B Primary Liquidity Facility pursuant to Section 3.6(e).

          "Class B Trust" means Northwest Airlines 2001-2B E-EETC Pass Through Trust created and administered pursuant to the Class B Trust Agreement.

          "Class B Trust Agreement" means the Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2001-2B thereto dated as of the date hereof, by and among Northwest, the Guarantor and the Trustee, governing the creation and administration of the Class B Trust and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Class B Trustee" means State Street of Connecticut, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

          "Class C Certificates" means any pass through certificates issued by the Class C Trust representing fractional undivided interests in the Class C Trust.

          "Class C Trust" means the Northwest Airlines 2001-2C E-EETC Pass Through Trust, if and when established.

          "Closing Date" means July 5, 2001.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

          "Consent Period" has the meaning ascribed to such term in Section 3.6(d).

          "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

          "Corporate Trust Office" means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

          "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Adjusted Expected Distributions or Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

          "Deficiency Amount" has the meaning assigned to such term in Section 3.6(a).

          "Delivery Period Expiry Date" means October 22, 2002.

          "Deposit Agreement" shall mean, with respect to any Class of Certificates, the Deposit Agreement pertaining to such Class dated the date hereof between the Escrow Agent, and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Depositary" means ABN AMRO Bank N.V., acting through a United States branch, as depositary under each Deposit Agreement.

          "Deposits" with respect to any Class of Certificates, shall have the meaning set forth in the Deposit Agreement pertaining to such Class.

          "Designated Representatives" means the Subordination Agent Representatives, Trustee Representatives and the LP Representatives identified under Section 2.5.

          "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

          "Dollars" or "$" means United States dollars.

          "Downgrade Drawing" has the meaning assigned to such term in Section 3.6(c).

          "Downgrade Event" has the meaning assigned to such term in Section 3.6(c).

          "Downgraded Facility" has the meaning assigned to such term in Section 3.6(c).

          "Drawing" means an Interest Drawing, a Non-Extension Drawing, a Final Drawing or a Downgrade Drawing, as the case may be.

          "Elektra" means Elektra Purchase No.1 Ltd., a company commissioned by Arabella to purchase assets.

          "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A3 or its equivalent, and a short-term unsecured debt rating from each Rating Agency of at least P-1 or its equivalent. An Eligible Deposit Account may be maintained with a Primary Liquidity Provider so long as such Primary Liquidity Provider is an Eligible Institution (as defined below); provided that such Primary Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

          "Eligible Institution" means, subject to the last sentence of subsection 2.2(c), (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A3 or its equivalent.

          "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the United States Government, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's and Standard & Poor's of at least P-1 and A-1, respectively, and, if rated by Fitch, F-1, or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch and an unsecured short-term issuer rating of P-1 by Moody's; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that (1) any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution, and (2) all such investments set forth in (a), (b) and (c) above mature no later than the Business Day immediately preceding the next Regular Distribution Date or the date of the related distribution pursuant to Section 2.4 hereof, as the case may be, next following the date of such investment; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) or (c) above which is issued or guaranteed by Northwest or any of its Affiliates shall be an Eligible Investment. The bank acting as Trustee, Loan Trustee or Subordination Agent is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee, the Loan Trustee or the Subordination Agent or for any third person or dealing as principal for its own account.

          "Equipment Notes" means, at any time, the Series A Equipment Notes and the Series B Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

          "Escrow Agent" means Wells Fargo Bank Northwest, National Association, as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

          "Escrow and Paying Agent Agreement" shall mean, with respect to any Class of Certificates, the Escrow and Paying Agent Agreement pertaining to such Class, dated the date hereof, among the Escrow Agent, the Initial Purchasers, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Escrow Receipts" has the meaning assigned to such term in the Escrow and Paying Agent Agreements for the Trusts.

          "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits related to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, Acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to this Agreement has been paid in full and such payments have been distributed to the Certificateholders, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

          "Expiry Date" with respect to any Primary Liquidity Facility, shall have the meaning set forth in such Primary Liquidity Facility.

          "Facility Office" with respect to any Primary Liquidity Provider, shall have the meaning set forth in the related Primary Liquidity Facility.

          "Fee Letters" with respect to any Primary Liquidity Facility, shall have the meaning set forth in such Primary Liquidity Facility.

          "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (a) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (b) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Additional Payment paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

          "Final Drawing" means, in respect of a Primary Liquidity Facility, a borrowing or drawing, other than an Interest Drawing, a Downgrade Drawing or a Non-Extension Drawing, of all available and undrawn amounts under such Primary Liquidity Facility in accordance with the provisions thereof.

          "Final Legal Distribution Date" means, for the Class A Certificates, February 6, 2015, and for the Class B Certificates, February 6, 2013.

          "Financing Agreement" means each of the Participation Agreements and the Note Purchase Agreement.

          "Fitch" means Fitch, Inc.

          "Guarantor" means Northwest Airlines Corporation, a Delaware corporation and its successors and assigns.

          "Indenture" means each of the Trust Indentures entered into by the Loan Trustee, and Northwest, pursuant to the Note Purchase Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Indenture Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

          "Initial Purchasers" means Crédit Lyonnais, ABN AMRO Bank N.V., Deutsche Bank AG London and Bayerische Hypo-undVereinsbank AG.

          "Interest Drawing" has the meaning assigned to such term in Section 3.6(a).

          "Interest Payment Date" means, with respect to any Primary Liquidity Facility, each date on which interest is due and payable under such Primary Liquidity Facility on a Downgrade Drawing, Non-Extension Drawing or Final Drawing thereunder.

          "Interest Period" has the meaning assigned to such term in the Indentures.

          "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

          "LIBOR" has the meaning assigned to such term in the Reference Agency Agreement.

          "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

          "Liquidity Event of Default" with respect to any Primary Liquidity Facility, has the meaning assigned to such term in such Primary Liquidity Facility.

          "Liquidity Expenses" means, with respect to the Primary Liquidity Facilities, all Liquidity Obligations other than (i) the principal amount of any Drawings under the Primary Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

          "Liquidity Facility" means, at any time, the Class A Primary Liquidity Facility, the Class A Above-Cap Liquidity Facility, the Class B Primary Liquidity Facility or the Class B Above-Cap Liquidity Facility, as applicable.

          "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Primary Liquidity Providers under the Primary Liquidity Facilities, the Fee Letters, the Tax Letters and Section 7 of the Participation Agreements.

          "Liquidity Provider" means, at any time, any Primary Liquidity Provider or any Above-Cap Liquidity Provider, as applicable.

          "LMA" means Liquidités de Marché S.A., a commercial paper conduit sponsored by Crédit Lyonnais.

          "Loan Trustee" means, with respect to any Indenture, the indenture trustee thereunder.

          "LP Incumbency Certificate" has the meaning assigned to such term in Section 2.5(c).

          "LP Representatives" has the meaning assigned to such term in Section 2.5(c).

          "LTV Appraisal" means a current fair market appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

          "LTV Collateral Amount" of any Aircraft for any Class of Certificates on any Distribution Date means the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

          "LTV Ratio" means, for the Class A Certificates, 36.3% and for the Class B Certificates, 66.5%.

          "Maximum Available Commitment," with respect to any Primary Liquidity Facility, has the meaning specified therein.

          "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

          "Moody's" means Moody's Investors Service, Inc.

          "New Aircraft" shall have the meaning set forth in the Note Purchase Agreement.

          "Non-Controlling Party" means, at any time, any Trustee or Liquidity Provider which is not the Controlling Party at such time.

          "Non-Extended Facility" has the meaning provided in Section 3.6(d).

          "Non-Extension Drawing" has the meaning provided in Section 3.6(d).

          "Non-Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

          "Northwest" means Northwest Airlines, Inc., a Minnesota corporation, and its successors and assigns.

          "Northwest Bankruptcy Event" means the occurrence and continuation of any of the following:

            (a)   the commencement of an involuntary case or other proceeding in respect of Northwest in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Northwest or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Northwest, a receiver, trustee or liquidator of Northwest, or of any substantial part of its property, or sequestering any substantial part of the property of Northwest and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

            (b)   the commencement by Northwest of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Northwest to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Northwest or for all or substantially all of its property, or the making by Northwest of any assignment for the benefit of creditors or the taking by Northwest of any corporate action to authorize any of the foregoing.

          "Northwest Provisions" has the meaning provided in Section 9.1(a).

          "Note Purchase Agreement" means the Note Purchase Agreement dated as of the date hereof among Northwest, each Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent.

          "NWA Corp." means Northwest Airlines Corporation (formerly known as Newbridge Parent Corporation), a Delaware corporation, and its successors and assigns.

          "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

          "Operative Agreements" means this Agreement, the Liquidity Facilities, the Fee Letter, the Tax Letters, the Indentures, the Trust Agreements, the Pass-Through Purchase Agreement, the Financing Agreements, the Reference Agency Agreement, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing and each of the other documents and instruments referred to in the definitions of "Operative Documents" contained in any Indenture.

          "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

            (i)    Certificates of such Class theretofore cancelled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

            (ii)   Certificates of such Class for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

            (iii)  Certificates of such Class in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

  provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by Northwest or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Northwest or any of its Affiliates.

          "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days of the Scheduled Payment Date relating thereto.

          "Participation Agreements" means, with respect to each Indenture, the "Participation Agreement" referred to therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Pass Through Purchase Agreement" means the Pass Through Purchase Agreement dated June 27, 2001, by and among the Initial Purchasers, Northwest and the Guarantor, relating to the purchase of the Class A Certificates and the Class B Certificates by the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of June 3, 1999 by and among the Guarantor, Northwest and State Street of Connecticut, not in its individual capacity except as expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee").

          "Payee" has the meaning assigned to such term in Section 2.4(e).

          "Paying Agent" means State Street Bank and Trust Company, as paying agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

          "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that if a bankruptcy proceeding is commenced involving Northwest under Title 11 of the United States Code (the "Bankruptcy Code"), (a) any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration until the expiration of the applicable period, (b) any payment default occurring after the date of the order of relief in such proceeding but during the Section 1110 Period will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (c) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture.

          "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Balance" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Additional Payment thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

          "Prepayment Premium" shall have the meaning set forth in the Indentures.

          "Primary Cash Collateral Account" means the Class A Primary Cash Collateral Account or the Class B Primary Cash Collateral Account, as applicable.

          "Primary Liquidity Facility" means the Class A Primary Liquidity Facility or the Class B Primary Liquidity Facility, as applicable.

          "Primary Liquidity Guarantor" means Caisse des Dépôts Consignations, a special national legislative public entity (établissement public à statut légal spécial) organized under the laws of France, as guarantor of the obligations of the Primary Liquidity Provider under the Primary Liquidity Facilities.

          "Primary Liquidity Provider" means the Class A Primary Liquidity Provider or the Class B Primary Liquidity Provider, as applicable.

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "PTC Event of Default" means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account relating to a Primary Liquidity Facility or a withdrawal from any Above-Cap Account, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

          "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. Initially, the Rating Agencies shall consist of Moody's, Standard & Poor's and Fitch.

          "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

          "Recovery Amount" has the meaning assigned to such term in the Above-Cap Liquidity Facilities.

          "Reference Agency Agreement" means the Reference Agency Agreement, dated as of the date hereof, among Northwest, State Street Bank and Trust Company, as the reference agent thereunder, the Subordination Agent, the Loan Trustee and the Escrow Agent.

          "Regular Distribution Dates" means each February 6, May 6, August 6 and November 6, commencing on August 6, 2001 (or, if any such day shall not be a Business Day, the next succeeding Business Day).

          "Replacement Above-Cap Liquidity Facility" means, for any Above-Cap Liquidity Facility, an irrevocable interest rate cap agreement (or agreements) for the same term as the Above-Cap Liquidity Facility being replaced, in substantially the form of the Above-Cap Liquidity Facility being replaced or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the applicable Above-Cap Liquidity Provider), issued by a Person (or Person(s)) having short-term unsecured debt ratings issued by Fitch (if rated by Fitch), Moody's and Standard & Poor's that are equal to or higher than the applicable Threshold Rating.

          "Replacement Above-Cap Liquidity Provider" means a Person (or Persons) who issues a Replacement Above-Cap Liquidity Facility.

          "Replacement Primary Liquidity Facility" means, for any Primary Liquidity Facility, an irrevocable revolving credit agreement for the same term as the Primary Liquidity Facility being replaced in substantially the form of the Primary Liquidity Facility being replaced, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the applicable Primary Liquidity Provider or the Primary Liquidity Guarantor), in a face amount (or in an aggregate face amount) equal to the Required Amount for the related Class of Certificates (calculated for this purpose using a Capped Interest Rate of 19.48% per annum in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) as of the date of replacement for such Primary Liquidity Facility and issued by a Person (or Person(s)) having short-term unsecured debt ratings issued by Moody's, Fitch (if rated by Fitch) and Standard & Poor's that are equal to or higher than the applicable Threshold Rating. Without limitation of the form that a Replacement Primary Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Primary Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Primary Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d) hereof.

          "Replacement Primary Liquidity Provider" means a Person (or Person(s)) who issues a Replacement Primary Liquidity Facility.

          "Required Amount" means, with respect to each Primary Liquidity Facility and each Primary Cash Collateral Account related thereto, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the applicable Capped Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the six successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future payments of principal on such Class of Certificates.

          "Responsible Officer" means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and (ii) with respect to each Liquidity Provider, any authorized officer or agent of such Liquidity Provider.

          "Scheduled Payment" means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both, or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Primary Liquidity Facility or withdrawn from any Above-Cap Account; provided that any payment of principal of, Additional Payment, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

          "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

          "Section 2.4(b) Fraction" has the meaning assigned to such term in Section 2.4(b)(i).

          "Series A Equipment Notes" means the Series A Equipment Notes issued pursuant to each Indenture by Northwest and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

          "Series B Equipment Notes" means the Series B Equipment Notes issued pursuant to each Indenture by Northwest and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

          "Series C Equipment Notes" means equipment notes, if any, issued pursuant to any Indenture by Northwest and authenticated by the Loan Trustee thereunder, and designated as "Series C" thereunder, and any such equipment notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

          "Special Distribution Date" means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement.

          "Special Payment" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

          "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.2 as a sub-account to the Collection Account.

          "Specified Investments" has the meaning assigned to such term in the Pass Through Trust Agreement.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "State Street of Connecticut" has the meaning assigned to it in the preamble to this Agreement.

          "Stated Amount" with respect to any Primary Liquidity Facility at any time, means the Maximum Commitment (as defined in such Primary Liquidity Facility) at such time of the applicable Primary Liquidity Provider thereunder.

          "Stated Expiration Date" has the meaning specified in Section 3.6(d).

          "Stated Interest Rate" means (i) with respect to the Class A Certificates, for any Interest Period, LIBOR for such Interest Period plus 0.48% per annum; and (ii) with respect to the Class B Certificates, for any Interest Period, LIBOR for such Interest Period plus 0.80% per annum; provided, that, if the Company receives a notice from (x) LMA, in the form of Exhibit E to the Note Purchase Agreement certifying that it has transferred all of its right, title and interest in any of the Class B Certificates held by it or (y) from Elektra in the form of Exhibit F to the Note Purchase Agreement certifying that the source of funding for the purchase and holding of the Class B Certificates held by Elektra has ceased to be commercial paper issued by Arabella, then, effective on the first date that any such notice shall be deemed effective under Section 6 of the Note Purchase Agreement, the Stated Interest Rate with respect to the Class B Certificates at any time shall mean LIBOR for such Interest Period plus 1.05% as provided in Section 5(a)(i) of the Note Purchase Agreement; provided, further, that, (A) in the event that a notice described in clause (x) above shall have been received, and the Company subsequently receives a notice from LMA in the form of Exhibit G to the Note Purchase Agreement certifying that all of the right, title and interest in all of the Class B Certificates previously transferred by LMA shall have been transferred back to LMA, and (B) in the event that a notice described in clause (y) above shall have been received, and the Company subsequently receives a notice from Elektra in the form of Exhibit H to the Note Purchase Agreement certifying that the source of funding for the purchase and holding of the Class B Certificates held by Elektra has resumed being commercial paper issued by Arabella, then, effective on the date that both such notices (or, if only clause (A) or (B) shall be applicable, then effective on the date of the notice under the applicable clause) shall be deemed effective under Section 6 of the Note Purchase Agreement, the Stated Interest Rate with respect to the Class B Certificates at any time shall mean LIBOR for such Interest Period plus 0.80% per annum as provided in Section 5(a)(i) of the Note Purchase Agreement.

          "Subordination Agent" has the meaning assigned to it in the preamble to this Agreement.

          "Subordination Agent Incumbency Certificate" has the meaning assigned to such term in Section 2.5(a).

          "Subordination Agent Representative" has the meaning assigned to such term in Section 2.5(a).

          "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

          "Tax Letters" means each of the tax letters dated as of the date hereof between Northwest and the initial Primary Liquidity Provider, and all tax letters entered into between Northwest and any Replacement Primary Liquidity Provider.

          "Termination Amount", with respect to any Above-Cap Liquidity Facility, has the meaning assigned to such term in such Above-Cap Liquidity Facility.

          "Termination Notice" with respect to any Primary Liquidity Facility has the meaning assigned to such term in such Primary Liquidity Facility.

          "Threshold Rating" means (i) the short-term unsecured debt rating of F1+ by Fitch (if rated by Fitch), P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A Primary Liquidity Provider and the Class A Above-Cap Liquidity Provider, and (ii) the short-term unsecured debt rating of F1 by Fitch (if rated by Fitch), P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class B Primary Liquidity Provider and the Class B Above-Cap Liquidity Provider.

          "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate principal balance in excess of $150,000,000) or (z) the occurrence of a Northwest Bankruptcy Event.

          "Trust" means either the Class A Trust or the Class B Trust, as applicable.

          "Trust Accounts" has the meaning assigned to such term in Section 2.2(a).

          "Trust Agreement" means either the Class A Trust Agreement or the Class B Trust Agreement, as applicable.

          "Trust Property" with respect to any Trust, has the meaning set forth in the Trust Agreement for such Trust.

          "Trustee" means either the Class A Trustee or the Class B Trustee, as applicable.

          "Trustee Incumbency Certificate" has the meaning assigned to such term in Section 2.5(b).

          "Trustee Representatives" has the meaning assigned to such term in Section 2.5(b).

          "Withdrawal Notice" has the meaning specified in Section 3.6(d).

          "Written Notice" means, from (i) any Trustee or Liquidity Provider, a written instrument executed by the Designated Representative of such Person, and (ii) the Subordination Agent, a written instrument executed by a Person designated in the Officer's Certificate of the Subordination Agent delivered on the Closing Date. An invoice delivered by a Primary Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

ARTICLE II

TRUST ACCOUNTS; CONTROLLING PARTY

        Section 2.1.    Agreement to Terms of Subordination; Payments from Monies Received Only.    (a) Each Trustee hereby (i) acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates, (ii) agrees to enforce such provisions and cause all payments in respect of the Equipment Notes and the Liquidity Facilities to be applied in accordance with the terms of this Agreement and (iii) with respect to payments in respect of the Equipment Notes received by it, agrees to allocate such payments first, to interest payable in respect of the Certificates of the related Class, second, to Prepayment Premium and Break Amount, if any, payable in respect of the Certificates of the related Class, and third, to principal payable in respect of the Certificates of the related Class. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

        (b)   Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments, payments under Section 7(c) of the Participation Agreement, payments under Section 7 of the Note Purchase Agreement or payments under the Liquidity Facilities or amounts credited to the Trust Accounts, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate, and each Primary Liquidity Provider, by entering into the Primary Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and to the relevant Deposits and that none of the Trustees, Loan Trustees nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

        Section 2.2.    Trust Accounts.    (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Primary Liquidity Providers, (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and the Primary Liquidity Providers and (iii) a Class A Above-Cap Account and a Class B Above-Cap Account, each bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees and the Certificateholders. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Each Above-Cap Cash Collateral Account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees and the Certificateholders. Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Collateral Accounts shall, together with the Collection Account and the Above-Cap Accounts, constitute the "Trust Accounts" hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

        (b)   Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available (provided that the Subordination Agent shall invest and reinvest funds on deposit in the Above-Cap Accounts and Above-Cap Cash Collateral Accounts in the manner specified in Schedule 2.2(b) attached hereto); provided, however, that following the making of a Downgrade Drawing or a Non-Extension Drawing under any Primary Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments at the direction of Northwest (or, if and to the extent so specified to the Subordination Agent by Northwest with respect to any Primary Liquidity Facility, the Primary Liquidity Provider with respect to such Primary Liquidity Facility);

provided, further, however, that, notwithstanding the foregoing proviso, following the making of any Non-Extension Drawing or Downgrade Drawing under any Primary Liquidity Facility provided by CDC IXIS, the Subordination Agent will invest and reinvest the amounts in the Primary Cash Collateral Account with respect to such Primary Liquidity Facility in Eligible Investments pursuant to the written instructions of the Primary Liquidity Provider funding such Drawing; provided further, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts and in the Above-Cap Accounts, in each case pursuant to Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

        (c)   The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise provided herein with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders and the Primary Liquidity Providers, as the case may be, except that the Class A Above-Cap Account and the Class B Above-Cap Account shall be held for the benefit of the related Trustee and Certificateholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account, Special Payments Account or Cash Collateral Account, Class A Above-Cap Account or Class B Above-Cap Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account, Cash Collateral Account, Class A Above-Cap Account or Class B Above-Cap Account, as the case may be. So long as the Subordination Agent is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

        Section 2.3.    Deposits to the Collection Account and Special Payments Account.    (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it.

        (b)   The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

        Section 2.4.    Distributions of Special Payments.    (a) Notice of Special Payment.    Except as provided in Section 2.4(e), upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Primary Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and the Primary Liquidity Providers a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) hereof, as applicable.

        (b)(i)    Redemptions and Purchases of Equipment Notes.    So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase (including, without limitation, a purchase resulting from the sale of the Equipment Notes permitted by Article IV hereof) of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

          first, such amount as shall be required to pay (A) all accrued and unpaid Liquidity Expenses then in arrears plus (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses not in arrears to such Special Distribution Date multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes (the "Section 2.4(b) Fraction") ("accrued amounts"), shall be distributed to the Primary Liquidity Providers pro rata on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider;

          second, such amount as shall be required to pay (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Distribution Date (at the rate provided in the applicable Primary Liquidity Facility) multiplied by (y) the Section 2.4(b) Fraction, shall be distributed to the Primary Liquidity Providers pro rata on the basis of the amount of such accrued and unpaid interest owed to each Primary Liquidity Provider;

          third, such amount as shall be required (A) if any Cash Collateral Account relating to a Primary Liquidity Facility had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to its Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) shall be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Maximum Available Commitment thereunder to zero, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) shall be deposited in such Cash Collateral Account, and (C) if with respect to any particular Primary Liquidity Facility neither subclause (A) nor subclause (B) of this clause "third" is applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility in an amount equal to the amount of any unreimbursed Interest Drawings under such Primary Liquidity Facility shall be distributed to such Primary Liquidity Provider, pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Interest Drawings in respect of each Primary Liquidity Provider;

          fourth, if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) for the relevant Class, pro rata on the basis of such amounts in respect of each Primary Liquidity Provider;

          fifth, if any Above-Cap Cash Collateral Account had been previously funded as provided in Section 3.6(f), such amount as shall be required to fund such Above-Cap Cash Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the related Above-Cap Account shall be deposited in such Above-Cap Cash Collateral Account;

          sixth, such amount as shall be required to pay in full Expected Distributions to the holders of Class A Certificates on such Special Distribution Date shall be distributed to the Class A Trustee;

          seventh, such amount as shall be required to pay in full Expected Distributions to the holders of Class B Certificates on such Special Distribution Date shall be distributed to the Class B Trustee;

          eighth, such amount as shall be required, if any Above-Cap Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Above-Cap Cash Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) shall be deposited in such Above-Cap Cash Collateral Account; and

          ninth, the balance, if any, of such Special Payment shall be transferred to the Collection Account for distribution in accordance with Section 3.2 hereof.

For the purpose of this Section 2.4(b)(i), clause (x) of the definition of "Expected Distributions" shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates excluding interest, if any, payable with respect to the Deposits related to such Trust".

          (ii)   Upon the occurrence of a Triggering Event (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in accordance with Section 3.3 hereof.

        (c)    Other Special Payments.    Except as provided in clause (e) below, any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.4(b) shall be distributed on the Special Distribution Date therefor in accordance with Article III hereof.

        (d)    Investment of Amounts in Special Payments Account.    Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4(b) or (c) shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b) or (c), as the case may be.

        (e)    Certain Payments.    Except for amounts constituting Liquidity Obligations which shall be distributed as provided in Section 2.4(b), 3.2 or 3.3 (as the case may be), the Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment received by it from Northwest in respect of any Trustee, any Primary Liquidity Provider, any Paying Agent, any Depositary or any Escrow Agent (collectively, the "Payees") and (ii) any compensation (including, without limitation, any fees payable to any Liquidity Provider under the Fee Letters) received by it from Northwest under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

        Section 2.5.    Designated Representatives.    (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider and each Trustee, at the Subordination Agent's discretion, or upon any Liquidity Provider's or Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Subordination Agent Incumbency Certificate") of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "Subordination Agent Representatives") authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider and Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

        (b)   With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

        (c)   With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (an "LP Incumbency Certificate") of any authorized signatory of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (the "LP Representatives" and, together with the Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate, it shall be entitled to rely on the last LP Incumbency Certificate delivered to it hereunder.

        Section 2.6.    Controlling Party.    (a) The Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed (i) in taking, or refraining from taking, any action with respect to such Indenture or the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees of Trusts for which the related Trust Properties include, in the aggregate, such a majority of outstanding principal amount of Equipment Notes), and (ii) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action with respect to such Indenture or such Equipment Notes, including exercising remedies thereunder

(including accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

        (b)   Subject to subparagraph (c) below, the Person who shall be the "Controlling Party" with respect to any Indenture upon the occurrence of an Indenture Default thereunder shall be: (y) the Class A Trustee; (z) upon payment of Final Distributions to the holders of the Class A Certificates, the Class B Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

        The Subordination Agent shall give Written Notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

        (c)   Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (i) the date on which the entire Maximum Available Commitment under any Primary Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from a Cash Collateral Account to pay interest on the related Class of Certificates and remains unreimbursed and (iii) the date on which all Equipment Notes shall have been Accelerated (provided that with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance in excess of $150,000,000), the Primary Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Primary Liquidity Provider has not defaulted in its obligation to make any advance under its Primary Liquidity Facility) shall have the right to elect, by Written Notice to the Subordination Agent and each of the Trustees, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such 18-month period.

        (d)   The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.1(a)(ii) hereof.

        (e)   The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF
AMOUNTS RECEIVED

        Section 3.1.    Written Notice of Distribution.    (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Regular Distribution Date (or Special Distribution Date for purposes of Section 2.4(b) hereof, as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

          (i)    With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause "sixth" of Section 3.2 or Section 2.4(b), as the case may be, hereof;

          (ii)   With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause "seventh" of Section 3.2 or Section 2.4(b), as the case may be, hereof;

          (iii)  With respect to each Primary Liquidity Facility, the Primary Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second", "third" and "fourth" of Section 3.2 or Section 2.4(b), as the case may be, hereof; and

          (iv)  Each Trustee shall set forth the amounts to be paid in accordance with clause "eighth" of Section 3.2 hereof.

The notices required under this Section 3.1(a) shall be provided to the Subordination Agent by the parties referenced therein or by any one of them pursuant to an agreement between the parties referred to therein, and may state that, unless there has been a prepayment of the Certificates, such notice is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

        (b)   Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

          (i)    With respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (relating to reimbursement of payments made by such Trustee or the Class A Certificateholders), "seventh" and "eighth" of Section 3.3 hereof;

          (ii)   With respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (relating to reimbursement of payments made by such Trustee or the Class B Certificateholders), "seventh" and "ninth" of Section 3.3 hereof;

          (iii)  With respect to each Primary Liquidity Facility, the Primary Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second," "third", "fourth" and "fifth" of Section 3.3 hereof; and

          (iv)  Each Trustee shall set forth the amounts to be paid in accordance with clause "seventh" of Section 3.3 hereof.

        (c)   At such time as a Trustee or a Primary Liquidity Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2 or 3.3 hereof, as applicable, and, in the case of a Primary Liquidity Provider, its commitment under the related Primary Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

        (d)   As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee or any Primary Liquidity Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

        (e)   Any Written Notice delivered by a Trustee or a Primary Liquidity Provider, as applicable, pursuant to Section 3.1(a), 3.1(b) or 3.1(c) hereof, if made prior to 10:00 A.M. (New York City time) on any Business Day shall be effective on the date delivered (or, if delivered later on a Business Day or if delivered on a day which is not a Business Day, shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

        (f)    In the event the Subordination Agent shall not receive from any Person any information set forth in paragraphs (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 2.4, 3.2 or 3.3 hereof, the Subordination Agent shall request such information in writing and, failing to receive any such information, the Subordination Agent shall, after written notice to such person, not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "ninth" of Section 2.4, clauses "first" through "tenth" of Section 3.2 and clauses "first" through "tenth" of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

        (g)   On such dates (but not more frequently than monthly) as any Primary Liquidity Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof.

        Section 3.2.    Distribution of Amounts on Deposit in the Collection Account.    Except as otherwise provided in Sections 2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(c), on the Special Distribution Date therefor) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

          first, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Primary Liquidity Provider shall be distributed to the Primary Liquidity Providers pro rata on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider;

          second, such amount as shall be required to pay in full the aggregate amount of interest accrued on all Liquidity Obligations (at the rate provided in the applicable Primary Liquidity Facility) and unpaid shall be distributed to the Primary Liquidity Providers pro rata on the basis of the amount of Liquidity Obligations owed to each Primary Liquidity Provider;

          third, such amount as shall be required (A) if any Cash Collateral Account relating to a Primary Liquidity Facility had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to its Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) shall be deposited in such Account, (B) if any Primary Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Maximum Available Commitment thereunder to zero, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" is applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Primary Liquidity Facility (other than amounts payable pursuant to clause "first" or "second" of this Section 3.2)

  shall be distributed to such Primary Liquidity Provider, pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Liquidity Obligations in respect of each Primary Liquidity Provider;

          fourth, if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) for the relevant Class, pro rata on the basis of such amounts in respect of each Primary Liquidity Provider;

          fifth, if any Above-Cap Cash Collateral Account had been previously funded as provided in Section 3.6(f), such amount as shall be required to fund such Above-Cap Cash Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the related Above-Cap Account shall be deposited in such Above-Cap Cash Collateral Account;

          sixth, such amount as shall be required to pay in full Expected Distributions to the holders of Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

          seventh, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee;

          eighth, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and such Trustee;

          ninth, such amount as shall be required, if any Above-Cap Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Above-Cap Cash Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) shall be deposited in such Above-Cap Cash Collateral Account; and

          tenth, the balance, if any, of any such payment remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III (including the priorities set forth therein).

        Section 3.3.    Distribution of Amounts on Deposit Following a Triggering Event.    (a) Except as otherwise provided in Sections 3.1(f) and 3.6(b) hereof, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

          first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Trust Indenture Estate (as defined in the relevant Indenture), shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee and (iii) any Primary Liquidity Provider or Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above, shall be distributed to such

  Primary Liquidity Provider or to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iii) above;

          second, such amount remaining as shall be required to pay all accrued and unpaid Liquidity Expenses shall be distributed to each Primary Liquidity Provider pro rata on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider;

          third, such amount remaining as shall be required to pay accrued and unpaid interest on the Liquidity Obligations as provided in the Primary Liquidity Facilities shall be distributed to each Primary Liquidity Provider pro rata on the basis of the amount of such accrued and unpaid interest owed to each Primary Liquidity Provider;

          fourth, such amount remaining as shall be required (A) if any Cash Collateral Account relating to a Primary Liquidity Facility had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund such Cash Collateral Account up to its Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) (less the amount of any repayments of Interest Drawings under such Primary Liquidity Facility while subclause (A)(i) above is applicable) shall be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Maximum Available Commitment thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) (less the amount of any repayments of Interest Drawings under such Primary Liquidity Facility while subclause (B)(i) above is applicable) shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "fourth" are applicable, to pay in full the outstanding amount of all Liquidity Obligations then due under such Primary Liquidity Facility (other than amounts payable pursuant to clause "second" or "third" of this Section 3.3) shall be distributed to such Liquidity Provider, pro rata on the basis of the amounts of all such required deposits and/or unreimbursed Liquidity Obligations in respect of each Primary Liquidity Provider;

          fifth, if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "fourth" above, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Required Amount for the relevant Class (calculated, following a Non-Extension Drawing or a Downgrade Drawing, using a Capped Interest Rate of 19.48% per annum, in the case of the Class A Certificates, and 20.05% per annum in the case of the Class B Certificates) (less the amount of any repayments of Interest Drawings under such Primary Liquidity Facility while subclause (A)(i) or (B)(i), as the case may be, of clause "fourth" above is applicable), pro rata on the basis of such amounts in respect of each Primary Liquidity Provider;

          sixth, such amount as shall be required, if any Above-Cap Cash Collateral Account had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund such Above-Cap Cash Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the related Above-Cap Account shall be deposited in such Above-Cap Cash Collateral Account;

          seventh, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iii) above;

          eighth, such amount as shall be required to pay in full Adjusted Expected Distributions to the holders of Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

          ninth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class B Certificates shall be distributed to the Class B Trustee;

          tenth, such amount as shall be required, if any Above-Cap Cash Collateral Account had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund such Above-Cap Cash Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) shall be deposited in such Above-Cap Cash Collateral Account; and

          eleventh, any amount remaining shall be distributed to the Certificateholders of the related Trust.

        Section 3.4.    Other Payments.    (a) Any payments received by the Subordination Agent under Section 3.04(c) of any Indenture shall be distributed by the Subordination Agent to the holders of the Class B Certificates in the following manner: (1) so long as no Indenture Default has occurred and is continuing under any Indenture, such distribution shall be made pari passu with any distribution of Expected Distributions to the holders of the Class B Certificates under Section 2.4(b) or Section 3.2, as applicable, and (2) if an Indenture Default has occurred and is continuing under any Indenture, such distribution shall be made after any distribution provided in clause "eighth" of Section 2.4(b), clause "ninth" of Section 3.2 or clause "tenth" of Section 3.3, as applicable, shall have been made. Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.3 hereof and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, first, in the manner provided in clause "first" of Section 3.3 hereof and second, in the manner provided in clause "tenth" of Section 3.2.

        (b)   On any Interest Payment Date under each Primary Liquidity Facility which is not a Distribution Date, the Subordination Agent shall pay to the Primary Liquidity Provider under such Primary Liquidity Facility from, and to the extent of, amounts on deposit in the Collection Account, an amount equal to the amount of interest then due and payable to such Primary Liquidity Provider under such Primary Liquidity Facility.

        (c)   Except as otherwise provided in Section 3.3 hereof, if the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; provided that, for the purposes of this Section 3.4(c) only, each reference in clause "eighth" of Section 3.2 to "Distribution Date" shall be deemed to mean the actual date of payment of such Scheduled Payment and each reference in clause "fifth", "sixth", "seventh" or "ninth" of Section 3.2 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

        Section 3.5.    Payments to the Trustees and the Primary Liquidity Providers.    Any amounts distributed hereunder to any Primary Liquidity Provider shall be paid to such Primary Liquidity Provider by wire transfer of funds to the address such Primary Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Primary Liquidity Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer of funds to the address such Trustee shall provide to the Subordination Agent.

        Section 3.6.    Liquidity Facilities.    (a) Interest Drawings and Above-Cap Payments.    If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class A Certificates or the Class B Certificates (at the Stated Interest Rate for such Class of Certificates for the applicable Interest Period), then, prior to 12:00 Noon (New York City time) on such Distribution Date, (i) the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Primary Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (x) an amount sufficient to pay the amount of such accrued interest (calculated at the Stated Interest Rate for such Class of Certificates for the applicable Interest Period) and (y) the Maximum Available Commitment under such Liquidity Facility, and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest; and (ii) if LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, LIBOR for the Interest Period including such Distribution Date) exceeds the then Capped LIBOR, the Subordination Agent shall (if it can make the certification described in the last sentence of this Section 3.6(a)) request an interest rate cap payment (each such payment, an "Above-Cap Payment") under the Above-Cap Liquidity Facility with respect to such Class of Certificates for credit to the applicable Above-Cap Account in an amount equal to the product of (x) the difference between LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, LIBOR for the Interest Period including such Distribution Date) and the then Capped LIBOR, multiplied by (y) the Pool Balance of such Class of Certificates as of such Distribution Date (and before giving effect to any distribution on such date), multiplied by (z) the actual number of days elapsed in the Interest Period ending on such Distribution Date divided by 360, and upon the receipt thereof the Subordination Agent shall immediately deposit such Above-Cap Payment into the Above-Cap Account for such Class of Certificates. If the Interest Drawing on such Distribution Date pursuant to clause (i) above, together with all other amounts available to the Subordination Agent on such Distribution Date (after giving effect to the subordination provisions of this Agreement and any withdrawals from any available Cash Collateral Account related to the relevant Primary Liquidity Facility), is insufficient to pay accrued interest (at the Stated Interest Rate for such Class of Certificates for the applicable Interest Period) payable on such Class of Certificates on such Distribution Date (such deficiency, the "Deficiency Amount"), the Subordination Agent shall, prior to 4:00 p.m. (New York City time) on such Distribution Date, withdraw (each, an "Above-Cap Withdrawal") from the Above-Cap Account for such Class of Certificates an amount equal to the lesser of (x) such Deficiency Amount and (y) the amount on deposit in such Above-Cap Account (including any amounts deposited, or to be deposited, on such Distribution Date pursuant to clause (ii) above), and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest. In connection with a request for an Above-Cap Payment under any Above-Cap Liquidity Facility pursuant to clause (ii) above, the Subordination Agent shall certify to the Above-Cap Liquidity Provider that at least one of the following statements is true as of such Distribution Date: (i) the Maximum Available Commitment under the related Primary Liquidity Facility (prior to giving effect to any Interest Advances to be made on such Distribution Date) is greater than zero; (ii) the amount on deposit in the Cash Collateral Account relating to such Primary Liquidity Facility (prior to giving effect to any withdrawal to be made from such account on such Distribution Date) is greater than zero; or (iii) the amount on deposit in the related Above-Cap Account (prior to giving effect to any withdrawal to be made from such account on such Distribution Date) is greater than zero.

        (b)    Application of Interest Drawings and Above-Cap Withdrawals.    Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Primary Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Primary Cash Collateral Account, and payable in each case to the Class A Certificateholders or the Class A Trustee, shall be promptly distributed to the Class A Trustee, (ii) all payments received by the Subordination Agent in respect of an Above-Cap Withdrawal from the Class A Above-Cap Account, and payable to the Class A Certificateholders or the Class A Trustee, shall be promptly distributed to the Class A Trustee, (iii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Primary Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Primary Cash Collateral Account, and payable in each case to the Class B Certificateholders or the Class B Trustee, shall be promptly distributed to the Class B Trustee, (iv) all payments received by the Subordination Agent in respect of an Above-Cap Withdrawal from the Class B Above-Cap Account, and payable to the Class B Certificateholders or the Class B Trustee, shall be promptly distributed to the Class B Trustee.

        (c)    Downgrade Drawings.    (i) If at any time the short-term unsecured debt rating of a Primary Liquidity Provider (or, in the case of CDC IXIS, the Primary Liquidity Guarantor) then issued by any Rating Agency is lower than the Threshold Rating for the relevant Class (a "Downgrade Event"), such Primary Liquidity Provider may arrange, or the Subordination Agent (in consultation with Northwest), may arrange for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility to the Subordination Agent. If such Primary Liquidity Facility is not replaced with a Replacement Primary Liquidity Facility within ten (10) days (or, in the case of the Primary Liquidity Provider for the Class A Trust only, forty-five (45) days in the event that such Primary Liquidity Provider's (or, in the case of CDC IXIS, the Primary Liquidity Guarantor's) short-term unsecured debt rating is downgraded by (A) Standard & Poor's from A-1+ to A-1 or (B) Fitch from F1+ to F1) after such Downgrade Event (but no later than the expiration date of the Primary Liquidity Facility issued by the Primary Liquidity Provider (the "Downgraded Facility") in respect of which the Downgrade Event occurs), the Subordination Agent shall, on the 10th day or 45th day, as the case may be (or if such 10th day or 45th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of the then Maximum Available Commitment thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. The applicable Primary Liquidity Provider may also arrange for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Primary Liquidity Provider.

          (ii)   If at any time the short-term unsecured debt rating of any Above-Cap Liquidity Provider (or, in the case of CDCFP, the Above-Cap Liquidity Guarantor) then issued by any Rating Agency is lower than the Threshold Rating for the relevant Class, such Above-Cap Liquidity Provider shall provide notice of such downgrading in writing to Northwest, the Subordination Agent, the Class A Trustee and the Class B Trustee, and Northwest or such Above-Cap Liquidity Provider may, in each case at its own expense, arrange for one or more Replacement Above-Cap Liquidity Providers to issue and deliver a Replacement Above-Cap Liquidity Facility for such Above-Cap Liquidity Facility to the Subordination Agent. In the event that either such Above-Cap Liquidity Provider or Northwest makes arrangements for such Replacement Above-Cap Liquidity Facility, (y) the Subordination Agent shall, if and to the extent so requested by such Above-Cap Liquidity Provider or Northwest, execute and deliver any certificate or other instrument required to give effect to such replacement and (z) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to such replacement. If within 10 days (or, in the case of the Above-Cap Liquidity Provider for the Class A Trust only, 45 days, in the event that such Above-Cap Liquidity Provider's (or, in the case of CDC FP, the Above-Cap Liquidity Guarantor's) short-term unsecured debt rating is downgraded by (A) Standard & Poor's from A-1+ to A-1 or (B) Fitch from F1+ to F1) of such downgrading (but no later than the expiration date of the Above-Cap Liquidity Facility provided by such Above-Cap Liquidity Provider), if such Above-Cap Liquidity Facility has not been replaced in accordance with the terms of this paragraph, such Above-Cap Liquidity Facility shall be terminated and such Above-Cap Liquidity Provider shall, on such 10th day or 45th day, as the case may be (or if such 10th day or 45th day, as the case may be, is not a Business Day, on the next succeeding Business Day) pay to the Subordination Agent, for the benefit of the Trustee on behalf of the holders of the related Class of Certificates, the applicable Termination Amount for credit to the Above-Cap Cash Collateral Account relating to such Above-Cap Liquidity Facility to be applied as provided in Section 3.6(f) hereof plus the amount of all other unpaid sums due and payable by such Above-Cap Liquidity Provider thereunder on or prior to such date, and upon such payment, such Above-Cap Liquidity Facility shall be terminated.

        (d)    Non-Extension Drawings.    If any Primary Liquidity Facility with respect to any Class of Certificates is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates, then, no earlier than the 60th day and no later than the 40th day prior to the then Stated Expiration Date, the Subordination Agent may request that such Primary Liquidity Provider extend the Stated Expiration Date until the earlier of (i) the date which is 15 days after such Final Legal Distribution Date and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the applicable Consent Period (unless the obligations of such Primary Liquidity Provider under such Primary Liquidity Facility are earlier terminated in accordance with such Primary Liquidity Facility). Whether or not the Primary Liquidity Provider has received a request from the Subordination Agent, such Primary Liquidity Provider shall, by a notice to the Subordination Agent, given during the period commencing on the date that is 60 days prior to the Stated Expiration Date then in effect and ending on the date that is 25 days prior to the Stated Expiration Date then in effect for such Primary Liquidity Facility (such period, with respect to such Primary Liquidity Facility, the "Consent Period"), advise the Subordination Agent whether, in its sole discretion, it consents to such extension of such Stated Expiration Date; provided, however, that any such consent shall not be effective with respect to such Primary Liquidity Provider if by a notice (a "Withdrawal Notice") to the Subordination Agent during the applicable Consent Period such Primary Liquidity Provider revokes its consent. If (A) on or before such 25th day, such Primary Liquidity Facility shall not have been replaced in accordance with Section 3.6(e), and

(B) the applicable Primary Liquidity Provider shall not have advised the Subordination Agent that it consents to such extension of such Primary Liquidity Facility within the applicable Consent Period or a Withdrawal Notice has been given with respect to such Primary Liquidity Facility during the applicable Consent Period, the Subordination Agent shall, on such 25th day (or as soon as possible thereafter), in accordance with the terms of the expiring Primary Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Primary Liquidity Facility (such drawing, a "Non-Extension Drawing") of the Maximum Available Commitment thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

        (e)    Issuance of Replacement Primary Liquidity Facility.

          (i)    At any time, Northwest may, at its option, with cause or without cause, arrange for a Replacement Primary Liquidity Facility to replace any Primary Liquidity Facility for any Class of Certificates (including any Replacement Primary Liquidity Facility provided pursuant to Section 3.6(e)(ii) hereof); provided, that CDC IXIS shall not be replaced as a Primary Liquidity Provider unless it is concurrently replaced with respect to all of its Primary Liquidity Facilities; provided, further, that CDC IXIS shall not be replaced by Northwest as a Primary Liquidity Provider with respect to any Primary Liquidity Facility prior to the fifth anniversary of the Closing Date unless (A) there shall have become due to such Primary Liquidity Provider, or such Primary Liquidity Provider shall have demanded, amounts pursuant to Section 3.01, 3.02 or 3.03 of any applicable Primary Liquidity Facility or pursuant to any applicable Tax Letter and the replacement of such Primary Liquidity Provider would reduce or eliminate the obligation to pay such amounts or Northwest determines in good faith that there is a substantial likelihood that such Primary Liquidity Provider will have the right to claim any such amounts (unless such Primary Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by Northwest to such Primary Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by Northwest and reasonably acceptable to such Primary Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided that, in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for such Primary Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances as described in Section 3.10 of any of its Primary Liquidity Facilities, (C) the short-term unsecured debt rating of such Primary Liquidity Provider is downgraded by Standard & Poor's from A-1+ to A-1 and there is a resulting downgrade in the rating by any Rating Agency of any Class of Certificates, (D) any Primary Liquidity Facility of such Primary Liquidity Provider shall become a Downgraded Facility or a Non-Extended Facility or a Downgrade Drawing or a Non-Extension Drawing shall have occurred under any Primary Liquidity Facility of such Primary Liquidity Provider or (E) such Primary Liquidity Provider shall have breached any of its payment (including, without limitation, funding) obligations under any Primary Liquidity Facility in respect of which it is the Primary Liquidity Provider. If such Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing has been made, all funds on deposit in the relevant Primary Cash Collateral Account will be returned to the Primary Liquidity Provider being replaced.

          (ii)   If any Primary Liquidity Provider shall determine not to extend any of its Primary Liquidity Facilities in accordance with Section 3.6(d), then such Primary Liquidity Provider may, at its option, arrange for a Replacement Primary Liquidity Facility to replace such Primary Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Primary Liquidity Facility.

          (iii)  No Replacement Primary Liquidity Facility arranged by Northwest or a Primary Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to Section 3.6(c), respectively, shall become effective and no such Replacement Primary Liquidity Facility shall be deemed a "Primary Liquidity Facility" under the Operative Agreements, unless and until (A) each of the conditions referred to in sub-clauses (iv)(x) and (z) below shall have been satisfied, (B) if such Replacement Primary Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class A Certificateholders or the Class B Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Primary Liquidity Facility and (C) in the case of a Replacement Primary Liquidity Facility arranged by a Primary Liquidity Provider under Section 3.6(e)(ii) or pursuant to Section 3.6(c), such Replacement Primary Liquidity Facility has been consented to by Northwest (which consent, in the case of a replacement pursuant to Section 3.6(c), shall not be unreasonably withheld).

          (iv)  In connection with the issuance of each Replacement Primary Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Primary Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Primary Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Primary Liquidity Provider being replaced pursuant to Section 3.6(c) hereof or the Primary Liquidity Guarantor, if applicable), (y) pay all Liquidity Obligations then owing to the replaced Primary Liquidity Provider (which payment shall be made first from available funds in the applicable Cash Collateral Account as described in clause (v) of Section 3.6(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Primary Liquidity Facility) and (z) cause the issuer of the Replacement Primary Liquidity Facility to deliver the Replacement Primary Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Primary Liquidity Facility is an enforceable obligation of such Replacement Primary Liquidity Provider.

          (v)   Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.6(e) with respect to a Replacement Primary Liquidity Facility, (w) the replaced Primary Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by Northwest or the Primary Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Primary Liquidity Facility, shall surrender the replaced Primary Liquidity Facility to the Primary Liquidity Provider being replaced and shall execute and deliver the Replacement Primary Liquidity Facility and any associated Fee Letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Primary Liquidity Provider with the applicable Replacement Primary Liquidity Provider and (2) the replacement of the applicable Primary Liquidity Facility with the applicable Replacement Primary Liquidity Facility and (z) the applicable Replacement Primary Liquidity Provider shall be deemed to be a Primary Liquidity Provider, with the rights and obligations of a Primary Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Primary Liquidity Facility shall be deemed to be a Primary Liquidity Facility hereunder and under the other Operative Agreements.

        (f)    Cash Collateral Accounts; Above-Cap Accounts; Withdrawals; Investments.    In the event the Subordination Agent shall draw all Maximum Available Commitments under the Class A Primary Liquidity Facility or the Class B Primary Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) hereof, or in the event amounts are to be deposited in any Cash Collateral Account related to the Primary Liquidity Facilities pursuant to subclause (B) of clause "third" of Section 2.4(b), subclause (B) of clause "third" of Section 3.2 or subclause (B) of clause "fourth" of Section 3.3, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the

Class A Primary Cash Collateral Account or the Class B Primary Cash Collateral Account, respectively. If any Above-Cap Liquidity Provider shall at any time make a Termination Amount payment under the Class A Above-Cap Liquidity Facility or the Class B Above-Cap Liquidity Facility, such Termination Amount payment shall be deposited by the Subordination Agent in the Class A Above-Cap Cash Collateral Account or the Class B Above-Cap Cash Collateral Account, as the case may be, to be applied as specified below in this Section 3.6(f). All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof. On each Interest Payment Date (or, in the case of any Special Distribution Date with respect to a distribution pursuant to Section 2.4(b) hereof occurring prior to the occurrence of a Triggering Event, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Cash Collateral Account with respect to any Primary Liquidity Facility (or, in the case of any Special Distribution Date with respect to a distribution pursuant to Section 2.4(b) hereof occurring prior to the occurrence of a Triggering Event, a fraction of such Investment Earnings equal to the Section 2.4(b) Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date with respect to a distribution pursuant to Section 2.4(b) hereof occurring prior to the occurrence of a Triggering Event, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 2.4, 3.2, 3.3 or 3.4 (as applicable). Investment Earnings on amounts on deposit in any Above-Cap Cash Collateral Account shall be credited to such account and applied in the same manner as the Termination Amount payment credited thereto. Investment Earnings on amounts on deposit in the Above-Cap Accounts shall be credited to such account and applied in the same manner as Above-Cap Payments credited thereto. The Subordination Agent shall deliver a written statement to Northwest, each Liquidity Provider and Credit Lyonnais one day prior to each Interest Payment Date and Special Distribution Date setting forth the amount of Investment Earnings held in each of the Cash Collateral Accounts as of such date. The Subordination Agent shall also deliver a written statement to Northwest, each Liquidity Provider and Credit Lyonnais one day after each Distribution Date on which amounts have been deposited in any Above-Cap Account and/or withdrawn from any Above-Cap Cash Collateral Account setting forth the amount of such deposit and/or withdrawal. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows:

          (i)    on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class A Certificates (at the Stated Interest Rate for the Class A Certificates for the applicable Interest Period) from any other source (other than any Above-Cap Account), (A) withdraw from the Class A Primary Cash Collateral Account, and pay to the Class A Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Certificates for the applicable Interest Period) on such Class A Certificates and (y) the amount on deposit in the Class A Primary Cash Collateral Account (so long as the aggregate amount of unreplenished withdrawals, including such withdrawal, does not exceed the Required Amount for such Distribution Date); and (B) if an "Above-Cap Payment" would have been required to be made on such Distribution Date pursuant to the terms of the Class A Above-Cap Liquidity Facility were such Liquidity Facility still in effect, withdraw from the Class A Above-Cap Cash Collateral Account, and deposit into the Class A Above-Cap Account, an amount (if any) equal to the lesser of (x) an amount equal to such Above-Cap Payment and (y) the amount on deposit in the Class A Above-Cap Cash Collateral Account;

          (ii)   on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class B Certificates (at the Stated Interest Rate for the Class B Certificates for the applicable Interest Period) from any other source (other than any Above-Cap Account), (A) withdraw from the Class B Primary Cash Collateral Account, and pay to the Class B Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B

  Certificates for the applicable Interest Period) on such Class B Certificates and (y) the amount on deposit in the Class B Primary Cash Collateral Account (so long as the aggregate amount of unreplenished withdrawals, including such withdrawal, does not exceed the Required Amount for such Distribution Date) and (B) if an "Above-Cap Payment" would have been required to be made on such Distribution Date pursuant to the terms of the Class B Above-Cap Liquidity Facility were such Liquidity Facility still in effect, withdraw from the Class B Above-Cap Cash Collateral Account, and deposit into the Class B Above-Cap Account, an amount (if any) equal to the lesser of (x) an amount equal to such Above-Cap Payment and (y) the amount on deposit in the Class B Above-Cap Cash Collateral Account;

          (iii)  on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class A Primary Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class A Primary Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class A Primary Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (calculated on the basis of Capped Interest Rate of 19.48% per annum) (with respect to the Class A Primary Liquidity Facility) plus Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class A Primary Cash Collateral Account and shall first, pay such withdrawn amount to the Class A Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class A Certificates) owing to such Primary Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

          (iv)  on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class B Primary Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class B Primary Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class B Primary Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (calculated on the basis of Capped Interest Rate of 20.05% per annum) (with respect to the Class B Primary Liquidity Facility) plus Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class B Primary Cash Collateral Account and shall first, pay such withdrawn amount to the Class B Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) owing to such Primary Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

          (v)   if a Replacement Primary Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account related to the Primary Liquidity Facility for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Primary Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

          (vi)  (x) following the payment of Final Distributions with respect to any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Primary Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Primary Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account related to the Primary Liquidity Facility in respect of such Class of Certificates and shall deposit such amount in the Collection Account and (y) on the first Business Day occurring immediately after the earlier of (1) the date of the payment of Final Distributions with respect to any Class of Certificates and (2) the Final Legal Distribution Date for such Class of Certificates (after giving effect to all distributions to be made on such date), the Subordination Agent shall pay to the relevant Above-Cap Liquidity Provider an amount equal to the sum of the amounts (if any) on deposit in (A) the Above-Cap Account relating to such Class of Certificates and (B) the Above-Cap Cash Collateral Account relating to such Class of Certificates.

        (g)    Reinstatement.    With respect to any Interest Drawing under the Primary Liquidity Facility for any applicable Trust, upon the reimbursement of the applicable Primary Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Maximum Available Commitment of such Primary Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Primary Liquidity Provider but not to exceed the Stated Amount for such Primary Liquidity Facility; provided, however, that such Primary Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (y) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility. In the event that, with respect to any particular Primary Liquidity Facility, (i) funds are withdrawn from any related Cash Collateral Account pursuant to clause (i) or (ii) of Section 3.6(f) hereof or (ii) such Primary Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Maximum Available Commitment thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default shall have occurred and be continuing with respect to such Primary Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Primary Liquidity Facility shall be deposited in such Cash Collateral Account as and to the extent provided in clause "third" of Section 2.4(b), clause "third" of Section 3.2 or clause "fourth" of Section 3.3, as applicable, and applied in accordance with Section 3.6(f) hereof.

        (h)    Reimbursement.    The amount of each drawing under the Primary Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Primary Liquidity Facilities. The Subordination Agent shall have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payments and the Above-Cap Liquidity Provider shall have no interest in any monies credited to any Trust Account except as provided in Section 3.6(f)(vi) hereof.

        (i)    Final Drawing.    Upon receipt from a Primary Liquidity Provider of a Termination Notice with respect to any Primary Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Primary Liquidity Facility, request a drawing under such Primary Liquidity Facility of the Maximum Available Commitment thereunder (a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

        (j)    Adjustments of Stated Amount.    Promptly following each date on which the Required Amount of the Primary Liquidity Facility for a Class of Certificates is (1) reduced as a result of a reduction in the Pool Balance with respect to such Certificates or otherwise or (2) increased as a result of an increase in the Capped Interest Rate for such Class of Certificates, the Stated Amount shall be automatically adjusted to an amount equal to the Required Amount with respect to such Primary Liquidity Facility (as calculated by the Subordination Agent).

        (k)    Relation to Subordination Provisions.    Interest Drawings under the Primary Liquidity Facilities and withdrawals from the Cash Collateral Accounts relating to such Primary Liquidity Facilities and the Above-Cap Accounts, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 2.4, 3.2 and 3.3 hereof.

ARTICLE IV

EXERCISE OF REMEDIES

        Section 4.1.    Directions from the Controlling Party.    (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under such Indenture in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of declaring all of the unpaid principal amount of such Equipment Notes and accrued and unpaid interest thereon to be due and payable under, and in accordance with, the provisions of such Indenture. Subject to the provisions of the next paragraph, if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

          (ii)   Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is six months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture or (y) the occurrence of a Northwest Bankruptcy Event, without the consent of each Trustee, no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

          (iii)  At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to the related Aircraft.

          (iv)  After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals for all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in any such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained at its expense substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

        (b)   The Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Subordination Agent, on behalf of the Controlling Party, may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or applicable law.

        Section 4.2.    Remedies Cumulative.    Each and every right, power and remedy given to the Trustees, the Primary Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Primary Liquidity Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

        Section 4.3.    Discontinuance of Proceedings.    In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

        Section 4.4.    Right of Certificateholders and Primary Liquidity Providers to Receive Payments Not to Be Impaired.    Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder or any Primary Liquidity Provider, respectively, to receive payments hereunder (including, without limitation, pursuant to Section 2.4, 3.2 or 3.3 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

        Section 4.5.    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Agreement or in any suit against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.

ARTICLE V

DUTIES OF THE SUBORDINATION AGENT;
AGREEMENTS OF TRUSTEES, ETC.

        Section 5.1.    Notice of Indenture Default or Triggering Event.    (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers and the Trustees notice of such Indenture Default or Triggering Event. In the event the Subordination Agent shall have actual knowledge of the occurrence of any "Default" (as defined in the Indentures), as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by telecopy to the Initial Purchaser notice of such "Default". For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible

Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by one or more Trustees, one or more Liquidity Providers or one or more Certificateholders.

        (b)    Other Notices.    The Subordination Agent will furnish to each Liquidity Provider and Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

        Section 5.2.    Indemnification.    The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

        Section 5.3.    No Duties Except as Specified in Intercreditor Agreement.    The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 5.2 or 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or from a breach of its obligations that constitute willful misconduct or gross negligence hereunder or any other Operative Agreement.

        Section 5.4.    Notice from the Liquidity Providers and Trustees.    If a Responsible Officer of any Liquidity Provider or Trustee has actual notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers and Trustees and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

ARTICLE VI

THE SUBORDINATION AGENT

        Section 6.1.    Authorization; Acceptance of Trusts and Duties.    Each of the Class A Trustee and Class B Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility and authorizes the Subordination Agent to enter into the applicable Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement.

        The Subordination Agent hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence or, with respect to the handling or transfer of funds, ordinary negligence, (b) as provided in Section 2.2 or 5.3 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

        Section 6.2.    Absence of Duties.    The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

        Section 6.3.    No Representations or Warranties as to Documents.    The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

        Section 6.4.    No Segregation of Monies; No Interest.    Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee or any Primary Liquidity Provider as provided in Articles II and III hereof need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

        Section 6.5.    Reliance; Agents; Advice of Counsel.    The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers and each of the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

        Section 6.6.    Capacity in Which Acting.    The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

        Section 6.7.    Compensation.    The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

        Section 6.8.    May Become Certificateholder.    The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

        Section 6.9.    Subordination Agent Required; Eligibility.    There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 8.1.

        Section 6.10.    Money to Be Held in Trust.    All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.

ARTICLE VII

INDEMNIFICATION OF SUBORDINATION AGENT

        Section 7.1.    Scope of Indemnification.    The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section 6(c) of the Participation Agreements and Section 7 of the Note Purchase Agreement. The indemnities contained in such Sections of such agreements shall survive the termination of this Agreement.

ARTICLE VIII

SUCCESSOR SUBORDINATION AGENT

        Section 8.1.    Replacement of Subordination Agent; Appointment of Successor.    The Subordination Agent may resign at any time by so notifying the Trustees and the Liquidity Providers. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

          (1)   the Subordination Agent fails to comply with Section 6.9 hereof;

          (2)   the Subordination Agent is adjudged bankrupt or insolvent;

          (3)   a receiver or other public officer takes charge of the Subordination Agent or its property; or

          (4)   the Subordination Agent otherwise becomes incapable of acting.

        If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party in consultation with Northwest shall promptly appoint a successor Subordination Agent.

        Any corporation into which the Subordination Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subordination Agent shall be a party, or any corporation to which substantially all the corporate trust business of the Subordination Agent may be transferred, shall, subject to the terms of Section 6.9 hereof, be the Subordination Agent hereunder and under the other Operative Agreements to which the Subordination Agent is a party without further act, except that such Person shall give prompt subsequent notice of such transaction to the Liquidity Provider and each Trustee.

        A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility, to each party hereto upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall send a written notice of its succession to the Liquidity Providers and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

        If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

        If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers or Northwest may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

        Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS

        Section 9.1.    Amendments, Waivers, Etc    (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.6(e)(v)(y) hereof with respect to any Replacement Primary Liquidity Facility, any amendment pursuant to Section 3.6(c)(iv) hereof with respect to any Replacement Above-Cap Liquidity Facility or any amendment contemplated by the last sentence of this Section 9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of (x) any Trustee if such supplement, amendment or modification (i) is in accordance with Section 9.1(c) hereof or (ii) cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates and (y) any Liquidity Provider if such supplement, amendment or modification is in accordance with Section 9.1(c) hereof; provided further, however, that, if such supplement, amendment or modification (A) would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 3.6(e), Section 3.6(f)(other than the last sentence thereof), the last sentence of this Section 9.1(a), Section 9.1(c) or this proviso (collectively, the "Northwest Provisions") or (y) otherwise adversely affect the interests of a potential Replacement Primary Liquidity Provider or of Northwest with respect to its ability to replace any Primary Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (B) is made pursuant to the last sentence of this Section 9.1(a) or pursuant to Section 9.1(c), then such supplement, amendment or modification shall not be effective without the additional written consent of Northwest. Notwithstanding the foregoing, without the consent of each Certificateholder and each Primary Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in Section 9.1(c) or the last sentence of this Section 9.1(a), modify Section 2.4, 3.2 or 3.3 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If any Replacement Primary Liquidity Facility for any Primary Liquidity Facility in accordance with Section 3.6(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term "Replacement Primary Liquidity Facility", then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Primary Liquidity Facilities for a Trust.

        (b)   In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the related Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each Series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.1 and 4.4 hereof; provided that no such amendment, modification or waiver shall, without the consent of each Primary Liquidity Provider, reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Indenture.

        (c)   If any Class C Certificates are issued, this Agreement shall be amended by written agreement of Northwest and the Subordination Agent to provide for the subordination of such Class C Certificates to the Class A Certificates and the Class B Certificates substantially in the same manner as the Class B Certificates are subordinated hereunder to the Class A Certificates. No such amendment shall materially adversely affect any Trustee. The amendment to this Agreement to give effect to the issuance of any Class C Certificates shall include, without limitation:

          (i)    the trustee of the Class C Trust shall be added as a party to this Agreement;

          (ii)   the definitions of "Cash Collateral Account," "Certificate," "Class," "Equipment Notes," "Final Legal Distribution Date," "LTV Ratio," "Stated Interest Rate," "Trust," "Trust Agreement," and "Controlling Party" shall be revised, as appropriate, to reflect the issuance of the Class C Certificates (and the subordination thereof); and

          (iii)  the provisions of this Agreement governing payments with respect to Certificates and related notices, including, without limitation, Sections 2.4, 3.1, 3.2, 3.3 and 3.6(e), shall be revised to provide for distributions on the Class C Certificates after payment of all relevant distributions on the Class B Certificates.

        If, with respect to any Aircraft, Series C Equipment Notes are issued to any Person other than the Class C Trust, this Agreement shall be amended by written agreement of Northwest and the Subordination Agent to (i) provide for each holder of a Series C Equipment Note to be bound by the provisions of Section 2.6(a) hereof so that the Controlling Party, among other things, shall be entitled to direct the Loan Trustee as provided therein (and such Series C Equipment Notes shall make effective provision therefor so as to bind each holder thereof to such provisions of Section 2.6(a) hereof) and (ii) to revise the definitions of "Controlling Party" and "Equipment Notes", as appropriate, to reflect the issuance of the Series C Equipment Notes (and the prior rights, as against the holders of such Series C Equipment Notes, of the Class A Trustee and the Class B Trustee to be such "Controlling Party"). No such amendment shall materially adversely affect any Trustee.

        Section 9.2.    Subordination Agent Protected.    If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

        Section 9.3.    Effect of Supplemental Agreements.    Upon the execution of any amendment or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

        Section 9.4.    Notice to Rating Agencies.    Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.

ARTICLE X

MISCELLANEOUS

        Section 10.1.    Termination of Intercreditor Agreement.    Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Primary Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Primary Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Primary Liquidity Providers under the Primary Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

        Section 10.2.    Intercreditor Agreement for Benefit of Trustees, Liquidity Providers and Subordination Agent.     Subject to the second sentence of Section 10.6 and the provisions of Section 4.4, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

        Section 10.3.    Notices.    Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

  (i)
  if to the Subordination Agent, addressed to it at its office at:

    c/o State Street Bank and Trust Company
    2 Avenue de Lafayette
    Boston, Massachusetts 02111

    Attention: Corporate Trust Department
    Fax: (617) 988-9514

  (ii)
  if to the Trustee, addressed to it at its office at:

    State Street Bank and Trust Company of Connecticut, National Association
    225 Asylum Street, Goodwin Square
    Hartford, Connecticut 06103

    Attention: Corporate/Muni Department
    Fax: (860) 244-1889

  (iii)
  if to the initial Primary Liquidity Provider, addressed to it at its office at:

    CDC Finance-CDC IXIS
    137, rue de l'Université
    75005 Paris, France

    Structured Finance Department
    Attention: Yves Barbeau

    Fax: (33) 1 40 49 72 29
    Telephone: (33) 1 40 49 83 61

    With a copy to:

    Structured Finance Department
    Attention: Pascale Thevenoux

    Fax: (33)1 40 49 91 62
    Telephone: (33) 1 40 49 56 46

  (iv)
  if to the initial Above-Cap Liquidity Provider, addressed to it at its office at:

    CDC Financial Products Inc.
    9 West 57th Street, 35th Floor
    New York, New York 10019

    Attention: Dermot O'Brien
    Fax: (212) 891-0600
    Telephone: (212) 891-1839

  (v)
  If to Crédit Lyonnais, addressed to its office at:

    C/o Crédit Lyonnais, New York Branch
    1301 Avenue of the Americas
    New York, New York 10019

    Attention: Jérôme Le Jamtel
    Fax: (212) 261-3311
    Telephone: (212) 261-7041

    Attention: Operations—Back Office
    Fax: (212) 459-3166
    Telephone: (212) 261-7437

    with a copy to:

    CDC IXIS Capital Markets
    56 Rue de Lille
    75356 Paris Cedex 07
    France

    Attention: Swap administration/Derivatives FMP10
    Fax: (33) 1 40 49 13 01
    Telephone: (33) 1 40 49 20 18

    Attention: Stéphane Kourganoff/Edouard Dufour
    Fax: (33) 1 40 49 87 80 / (33) 1 40 49 15 30
    Telephone: (33) 1 40 49 93 46 / (33) 1 40 49 37 45

Whenever any notice in writing is required to be given by any Trustee or Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is mailed by certified mail, postage prepaid or by courier service or if such notice is sent by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

        Section 10.4.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 10.5.    No Oral Modifications or Continuing Waivers.    No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

        Section 10.6.    Successors and Assigns.    All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided.

        Section 10.7.    Headings.    The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        Section 10.8.    Counterpart Form.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

        Section 10.9.    Subordination.    (a) As between the Liquidity Providers, on the one hand, and the Trustees and the Certificateholders, on the other hand, and as between and among the Trustees and the related Certificateholders of all Classes of Certificates, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

        (b)   Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Primary Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

        (c)   If any Trustee, any Primary Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Primary Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Primary Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

        (d)   The Trustees (on behalf of themselves and the holders of Certificates), the Primary Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Sections 2.4, 3.2 and 3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations are not so secured. The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

        (e)   Each of the Trustees (on behalf of themselves and the holders of Certificates), the Primary Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

            (i)  obtain a lien on any property to secure any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers, the Liquidity Obligations,

           (ii)  obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers, any of the Liquidity Obligations,

          (iii)  renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

          (iv)  refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

           (v)  take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

        Section 10.10.    Governing Law.    THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

        Section 10.11.    Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.    (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i)  submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

           (ii)  consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have that the venue of any such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

          (iv)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        (b)   EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

        (c)   Each Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any state thereof and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

        Section 10.12.    Non-Petition Covenant.    Each of the Liquidity Providers hereby covenants that (i) until one year and one day after the Class A Certificates have been paid in full, it shall not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Class A Trust and (ii) until one year and one day after the Class B Certificates have been paid in full, it shall not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Class B Trust.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee for each of the Trusts
By:
Name: Title:
CDC Finance-CDC IXIS, as Class A Liquidity Provider and Class B Liquidity Provider
By:
Name: Title:
STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and trustee
By:
Name: Title:
CDC FINANCIAL PRODUCTS, INC. as Class A Above Cap Liquidity Provider and Class B Above Cap Liquidity Provider.
By:
Name: Title:

SCHEDULE I

First Day of Interest Period Occurs on or after*	Capped LIBOR
July 5, 2001	7.800%
August 6, 2001	7.800%
November 6, 2001	7.800%
February 6, 2002	7.800%
May 6, 2002	7.800%
August 6, 2002	7.800%
November 6, 2002	7.800%
February 6, 2003	7.800%
May 6, 2003	7.800%
August 6, 2003	7.800%
November 6, 2003	7.800%
February 6, 2004	7.900%
May 6, 2004	8.100%
August 6, 2004	8.100%
November 6, 2004	8.200%
February 6, 2005	8.400%
May 6, 2005	8.400%
August 6, 2005	8.400%
November 6, 2005	8.600%
February 6, 2006	8.800%
May 6, 2006	8.900%
August 6, 2006	8.900%
November 6, 2006	9.100%
February 6, 2007	9.300%
May 6, 2007	9.400%
August 6, 2007	9.400%
November 6, 2007	9.800%
February 6, 2008	10.000%
May 6, 2008	10.000%
August 6, 2008	10.000%
November 6, 2008	10.300%
February 6, 2009	10.800%
May 6, 2009	11.000%
August 6, 2009	11.100%
November 6, 2009	11.300%
February 6, 2010	11.900%
May 6, 2010	12.000%
August 6, 2010	12.000%
November 6, 2010	12.600%
February 6, 2011	13.300%
May 6, 2011	13.300%
August 6, 2011	13.600%
November 6, 2011	14.400%
February 6, 2012	14.900%
May 6, 2012	15.400%
August 6, 2012	15.600%
November 6, 2012	18.500%

February 6, 2013	19.000%
May 6, 2013	19.000%
August 6, 2013	19.000%
November 6, 2013	19.000%
February 6, 2014	19.000%
May 6, 2014	19.000%
August 6, 2014	19.000%
November 6, 2014	19.000%

        *  Subject to adjustments in accordance with the "Following Business Day Convention" (as used in the ISDA Definitions as published by the International Swaps and Derivatives Associations, Inc.).

2

SCHEDULE 2.2(b)

        Upon the funding of any Above-Cap Account or Above-Cap Cash Collateral Account or the maturity or redemption of any investment of funds in any such account (such funds, the "Funds"), Crédit Lyonnais shall send a notice to the Subordination Agent containing a list of Eligible Investments (the "Specified Investments") which shall contain at least 10 investments in open market commercial paper of corporations incorporated under the laws of the United States of America or any state thereof.

        Following receipt of such notice, the Subordination Agent shall use its best efforts to invest or reinvest the Funds in any Specified Investment. If no Specified Investment is then available, the Subordination Agent shall invest or reinvest the Funds in any other Eligible Investment selected by the Subordination Agent.

        Following such investment or reinvestment of the Funds by the Subordination Agent in any Specified Investment or other Eligible Investment, the Subordination Agent shall deliver a written statement to Crédit Lyonnais setting forth for each such Specified Investment or Eligible Investment the CUSIP number or other similar number for such obligation (or, if such obligation does not have such a number, (i) the name of the issuer, (ii) its maturity date, (iii) its yield or rate of return, and (iv) its rating, if rated by any nationally recognized rating agency).

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  Exhibit 99.13